UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 19, 2010

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2010, Esterline Technologies Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) dated as of July 19, 2010 with Banc of America Securities LLC, Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., Goldman, Sachs & Co., Barclays Capital Inc. and U.S. Bancorp Investments, Inc. (collectively, the “Initial Purchasers”), as initial purchasers, with respect to the purchase and sale of $250 million principal amount of its 7% senior notes due 2020 (the “Notes”). The Notes were offered within the United States only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. purchasers under Regulation S under the Securities Act, in an offering exempt from the registration requirements of the Securities Act. The Purchase Agreement includes customary representations, warranties and covenants by the Company and provides for customary indemnification by each of the Company and the Initial Purchasers against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities. The obligations of the Initial Purchasers to purchase the Notes are subject to customary terms and conditions, including accuracy of representations and warranties and receipt of legal opinions and certificates, in each case as set forth in the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Initial Purchasers and/or their respective affiliates have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates, for which they have received and may receive customary fees. Certain affiliates of the Initial Purchasers are agents and/or lenders under the Company’s senior credit facilities and will receive customary fees related thereto.

Item 8.01.	Other Events.

On July 19, 2010, the Company issued a press release announcing the pricing of its offering of $250 million principal amount of 7% senior notes due 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement dated July 19, 2010.

99.1	Press release issued by Esterline Technologies Corporation dated July 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: July 19, 2010	By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement dated July 19, 2010.

99.1	Press release issued by Esterline Technologies Corporation dated July 19, 2010.